POWER OF ATTORNEY

Know all by these presents, that the undersigned

officer and/or director (herein, the Filer) of

COMMUNITY HEALTH SYSTEMS, INC., (the Company)

hereby constitutes and appoints each of

JUSTIN D. PITT, KEVIN J. HAMMONS, CHRISTOPHER

G. COBB and CAROL R. CLIFTON, signing singly,

the Filer's true and lawful attorney-in-fact to:

1.
execute for and on behalf of the Filer, a

FORM ID (or any such form as may be adopted)

for the purpose of obtaining on behalf of

Filer, a CIK, CCC and other filing codes and

related items from the Securities and Exchange

Commission (the SEC) as necessary to permit

each such Filer to make filings on the SECs

Electronic Data Gathering, Analysis and

Retrieval system, and to perform all acts

necessary in order to obtain such codes and

related items as he or she shall deem

appropriate; 2. execute for and on behalf

of the Filer, in the Filers capacity as an

officer and/or director of the Company, Forms

3, 4, and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder; 3. execute for and on behalf

of the Filer, in the Filer's capacity as an

officer and/or director of the Company one or

more notices on Form 144 relating to any orders

or instructions to sell securities of the Company

in accordance with Rule 144 under the Securities

Act of 1933 and the rules thereunder; 4. do and

perform any and all acts for and on behalf of

the Filer which may be necessary or desirable

to complete and execute any such Form 3, 4, 5,

or 144 complete and execute any amendment or

amendments thereto, and timely file such form

with the United States Securities and Exchange

Commission and any stock exchange or similar

authority; and 5. take any other action of any

type whatsoever in connection with the foregoing

which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of,

or legally required by the Filer in his or her

capacity as an officer and/or director of the

Company, it being understood that the documents

executed by such attorney-in-fact on behalf of

the Filer pursuant to this Power of Attorney

shall be in such form and shall contain such

terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's

discretion. The Filer hereby grants to each such

attorney-in-fact full power and authority to do

and perform any and every act and thing whatsoever

requisite, necessary, or proper to be done in the

exercise of any of the rights and powers herein

granted, as fully to all intents and purposes as

the undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming all

that such attorney-in-fact, or such

attorney-in-fact's substitute or substitutes,

shall lawfully do or cause to be done by virtue

of this power of attorney and the rights and powers

herein granted. The Filer acknowledges that the

foregoing attorneys-in-fact, in serving in such

capacity at the request of the Filer, are not

assuming, nor is the Company assuming, any of the

Filers responsibilities to comply with Section 16

of the Securities Exchange Act of 1934 or Rule 144

of the Securities Act of 1933. This Power of Attorney

shall remain in full force and effect until the

Filer is no longer required to file Forms

3, 4, 5, or 144 with respect to the Filer's holdings

of and transactions in securities issued by the

Company, unless earlier revoked by the Filer in

a signed writing delivered to the foregoing

attorneys-in-fact.

IN WITNESS WHEREOF, the Filer has caused this Power

of Attorney to be executed as of this 13th day of

September, 2023.

/s/ Elizabeth T. Hirsch

Elizabeth T. Hirsch